UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2010

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Accounting Officer Resignation

On April 28, 2010, Richard C. Deck resigned from his position as an officer of Coinstar, Inc. (the “Company”), effective as of June 2, 2010. Mr. Deck will continue to serve as the Chief Accounting Officer of the Company until May 14, 2010, and thereafter will serve as the Vice President, Corporate Financial Planning and Analysis through June 1, 2010.

Chief Accounting Officer Appointment

On April 28, 2010, Saul M. Gates accepted the position of Chief Accounting Officer of the Company to succeed Mr. Deck, effective May 17, 2010.

Prior to becoming the Company’s Chief Accounting Officer, Mr. Gates, age 42, served in various roles at Microsoft Corporation (a software and technology company) from 2004 to 2010, including Treasury Controller, Director Financial Compliance and most recently as Director, Corporate Financial Planning and Analysis. Prior to that, he served as a Senior Manager in Audit and Business Advisory Services at PricewaterhouseCoopers (an accounting firm). Mr. Gates is a certified public accountant (inactive) and holds a bachelor’s degree in business administration from the University of Washington.

Mr. Gates’ offer letter (the “Offer Letter”), includes the following material provisions:

•	annual base salary of $210,000;

•	target bonus opportunity for 2010 of 30% of base salary, or $63,000, based on achievement of performance goals;

•	restricted stock grant with approximate value of $225,000, which will vest over a 4-year period;

•

sign on bonus of $100,000, $50,000 of which will be paid following Mr. Gates’ first day of employment (subject to repayment if Mr. Gates voluntarily terminates his employment within 12 months of his start date) and $50,000 of which will be paid following the one-year anniversary of his date of hire; and

•	fringe benefits as provided by the Company from time to time.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Offer Letter between Coinstar, Inc. and Saul M. Gates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

Date: May 3, 2010	By:	/s/ J. Scott Di Valerio
J. Scott Di Valerio
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter between Coinstar, Inc. and Saul M. Gates.